THIRD AMENDMENT TO NOTE PURCHASE AGREEMENT


          This Third Amendment to the Note Purchase Agreement
(this "Amendment") is issued as of March 31, 1997, to Maui Land &
Pineapple Company, Inc. ("Company") by John Hancock Mutual Life
Insurance Company ("John Hancock").

          WHEREAS, Company and John Hancock are parties to that certain Note Purchase Agreement dated as of September 9, 1993 as amended by that certain First Amendment to Note Purchase Agreement dated as of March 30, 1994 and that certain Second Amendment to Note Purchase Agreement dated as of November 13, 1995 (collectively the "Note Purchase Agreement"); and

          WHEREAS, John Hancock transferred a portion of the 8.86% Promissory Notes of the Company to JHMAC Trust 1996, which transferred said portion to Bankers Trust Company as collateral agent (John Hancock and Bankers Trust Company are collectively the "Purchaser"); and

          WHEREAS, Company has requested that certain provisions of the Note Purchase Agreement be amended as set forth below; and

          WHEREAS, subject to the fulfillment of certain conditions, Purchaser is willing so to amend the Note Purchase
Agreement;

          NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Amendment, Company and Purchase hereby agree as follows:

Section 1. Definitions

          Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Note Purchase
Agreement.

Section 2.  Amendment

          Subject to the terms and conditions set forth below, the Note Purchase Agreement is hereby amended, effective March
31, 1997, by deleting Paragraph 6.11(b) Net Worth in its entirety and inserting the following in its place:

          "(b)      Net Worth.  Company and its Subsidiaries
shall at all times maintain on a consolidated basis a Net Worth of not less than (i) $58,000,000 through December 31, 1996, and
(ii) commencing January 1, 1997, the sum of $57,000,000 plus 66.67% of all consolidated net income (but without deduction for any consolidated net loss) of Company and its Subsidiaries earned after January 1, 1997."

Section 3.  Conditions

          The amendment contained in Section 2 shall not be deemed to be of any force or effect unless and until the following conditions have been satisfied:

     3.1 Representations and Warranties. All of the representations and warranties contained in Section 5 hereof are complete and accurate in all material respects as of the date hereof.

     3.2 Guarantor Consents. Each of the Persons which executed the Guaranty shall have executed a consent, in form and substance satisfactory to Purchaser, in which each such Person consents to this Amendment and confirms the effectiveness of the Guaranty.

Section 4.  Termination

          This Amendment shall terminate, and no agreements provided for herein shall have any force or effect, if all of the conditions set forth in Section 3 hereof are not satisfied on or before April 30, 1997.

Section 5.  Representations and Warranties

          Company hereby represents and warrants to Purchaser that as of the date hereof (and all such representations and warranties shall survive the execution and delivery of this Amendment and any investigation thereof by Purchaser):

     5.1 Representations and Warranties; No Defaults. All of the representations and warranties of Company set forth in the Note Purchase Agreement are true and correct as of the date hereof and, after giving effect to this Amendment, no Event of Default or Unmatured Event of Default under the Note Purchase Agreement has occurred and is continuing.

     5.2 Authorization. The execution, delivery and performance of this Amendment by Company is within its corporate powers and has been duly authorized by all necessary corporate action.

     5.3 Valid and Binding Obligation. This Amendment has been duly executed by Company and constitutes the legal, valid and binding obligation of Company enforceable against Company in accordance with its terms.

     5.4 No Conflicts. The execution, delivery and performance by Company of this Amendment will not (i) violate any provision of any statute, regulation, ordinance, order, injunction, decree or other requirement of any governmental legislative, administrative or judicial body or agency, (ii) violate any provision of Company's articles of incorporation or bylaws, (iii) cause or result in a default under or breach of any agreement, bond, note or indenture to which Company is a party or by which it or any of its properties or assets is or may be affected, or
(iv) result in the creation or imposition of any Lien of any nature whatsoever upon any of the properties or assets owned or used by Company in the conduct of its business.

     5.5 No Material Adverse Change. Since the date of the latest financial statements of Company delivered to Purchaser under the Note Purchase Agreement, no event has occurred involving a Material Adverse Change.

     5.6 No Fee, etc. No fee or other consideration of any type is being paid by Company or any of its subsidiaries to any other person in connection with the amendment or waiver of its agreements with such Person to reflect the change in definition of Net Worth reflected herein or substantially reflected herein.

Section 6.  Miscellaneous

     6.1 Effect on Note Purchase Agreement. Except as expressly amended hereby, all of the terms and conditions of the Note Purchase Agreement are hereby ratified and confirmed in their entirety and shall continue in full force and effect. Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Purchaser under the Note Purchase Agreement or any of the Notes. On and after the date hereof, each reference in the Note Purchase Agreement to this "Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in the Guaranty or any of the Notes to the Note Purchase Agreement, shall mean and be a reference to the Note Purchase Agreement as amended hereby.

     6.2 Headings. All titles and section headings used in this Amendment are used for purposes of convenience of reference only, and shall not be deemed to constitute a part hereof.

     6.3 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Hawaii applicable to contracts made and to be performed in Hawaii.

     6.4 Counterparts. This Amendment may be executed in multiple identical counterparts, and by the parties hereto in separate counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

          IN WITNESS WHEREOF, the undersigned have executed this Third Amendment to Note Purchase Agreement as of the date first set forth above.

                    MAUI LAND & PINEAPPLE COMPANY,
                    INC.


                    By: __/S/ PAUL J. MEYER__________
                    Name:   PAUL J. MEYER
                    Title:  Executive Vice President/Finance

                    JOHN HANCOCK MUTUAL LIFE
                    INSURANCE COMPANY


                    By: __/S/ D.DANA DONOVAN_______
                    Name:   D. DANA DONOVAN
                    Title:  Senior Investment Officer

                    BARNETT & CO.


                    By: __/S/ RICHARD MCCORMICK_____
                    Name:  RICHARD MCCORMICE
                    Title:  ASSISTANT TREASURER